                                April 19, 1997






Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

Re:  Connecticut Energy Corporation Registration Statement
     on Form S-3 under the Securities Act of 1933
     -----------------------------------------------------

Dear Sirs:

  We have acted as counsel for Connecticut Energy Corporation (the "Company") in connection with the Company's proposed public offering of up to 1,750,000 shares of its common stock, $1.00 par value (the "Common Stock").

  We have examined and are familiar with the originals or copies, certified or otherwise indentified to our satisfaction, of pertinent documents, corporate records and other instruments relating to the issuance of the Common Stock and other actions and proceedings relating thereto. In rendering this opinion, we have assumed that there will be no change in applicable law between the date of this opinion and the date of issuance of the shares proposed to be issued and sold be the Company pursuant to a Registration Statement on Form S-3 filed with the Securities Exchange Commission (the "Registration Statement").

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Securities and Exchange Commission
April 19, 1997
Page 2
--------------------------------



     Based upon the foregoing, we are of the opinion that the Common Stock proposed to be issued and sold by the Company pursuant to the Registration Statement, when issued and sold as set forth therein, will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Prospectus which forms a part of the Registration Statement.


                                   Very truly yours,

                                   TYLER COOPER & ALCORN


                                   By
                                     -------------------
                                     Samuel W. Bowlby, a Partner

SWB:hg